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                                                                     EXHIBIT 3.2


                           BLACKHAWK ACQUISITION CORP.

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

         Blackhawk Acquisition Corp., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: that the sole director of the Corporation, acting by written consent, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the sole stockholder of said corporation for its consideration. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that, effective upon consummation of the Merger,
               Article I of the Corporation's Certificate of Incorporation be amended and restated in its entirety as follows:

                                   "ARTICLE I

         The name of the Corporation is Dean Holding Company (the
"Corporation")."

         SECOND: that thereafter, the sole stockholder of said corporation, which holds the necessary number of shares as required by statute, duly adopted and approved said amendment by written consent pursuant to Section 228 of the Delaware General Corporation Law.

         THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.



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         IN WITNESS WHEREOF, the Board of Directors of the Corporation has
caused this Certificate of Amendment to be signed by Michelle P. Goolsby, its Vice President and Secretary, as of December 21, 2001.

                               BLACKHAWK ACQUISITION CORP.


                               By: /s/ Michelle P. Goolsby
                                   ------------------------------------------
                                       Michelle P. Goolsby
                                       Executive Vice President, Chief
                                       Administrative Officer, General Counsel
                                       and Secretary



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